Exhibit 23.1



G. BRAD BECKSTEAD
Certified Public Accountant
                                         330 E. Warm Springs
                                         Las Vegas, NV 89119
                                                702.257.1984
                                          702.362.0540 (fax)


               CONSENT OF INDEPENDENT AUDITOR

August 5, 2002

To Whom It May Concern:

I have issued my report dated March 26, 2002 accompanying the financial statements of The Prestige Group.Net, Inc. on Form 10-KSB for the year ended December 31, 2001. I hereby consent to the incorporation by reference of said report in the Registration Statement of The Prestige Group.Net, Inc. on Form S-8 (File No. 000-32495, filed on or about August 5,
2002).

Signed,

/s/ G. Brad Beckstead
---------------------
G. Brad Beckstead